SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                        (Amendment No. )
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                    Filed by the Registrant                 / X /
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           Filed by a party other than the Registrant       /   /
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CHECK THE APPROPRIATE BOX:
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/   /     Preliminary Proxy Statement
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/   /     Confidential, for Use of the Commission Only (as
----           permitted by Rule 14a-6(e) (2))

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/   /     Definitive Proxy Statement
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/ X /     Definitive Additional Materials
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/   /     Soliciting Material Pursuant to Sec. 240.14a-11(c)
----      or Sec. 240.14a-12

               PUTNAM HIGH YIELD MUNICIPAL TRUST
        (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

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/ X /     No fee required
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/   /     Fee computed on table below per Exchange Act Rule
----      14a6(i)(1) and 0-11

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

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/   /     Fee paid previously with preliminary materials.
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/   /     Check box if any part of the fee is offset as
----           provided by Exchange Act Rule 0-11(a)(2) and
          identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:















                                                    George Putnam
                                         Chairman of the Trustees
                                                 The Putnam Funds
                                           One Post Office Square
                                     Boston, Massachusetts  02109


PUTNAM LOGO

(DATE)

RE: Putnam High Yield Municipal Trust Adjournment Notice

Dear Shareholder:

You recently received a proxy statement requesting your vote on important proposals. Our records show that we have not received your completed ballot. The Putnam High Yield Municipal Trust's Annual Meeting of Shareholders was adjourned on October 1, 1998 with respect to certain of the proposals. The adjourned meeting will be held on November 5, 1998, and it is important that we receive your vote before this meeting. Please cast your ballot. We have included another copy of the proxy statement, proxy ballot and a business reply envelope for your convenience.

To make voting faster and more convenient for you, we have arranged for you to vote via the internet or by telephone, if you prefer. However, if you choose to vote by these methods please do not mail the enclosed proxy card. The enclosed materials provide instructions on voting via the internet or by telephone.

Putnam has selected D.F. King & Co., Inc., a proxy solicitation firm, to assist us in the voting process. Should you have any questions, please contact a D.F. King representative at 1-800-848-3374.

Putnam Management and the Trustees believe that these proposals would be in the best interests of shareholders.

In closing, we ask you to review the proxy statement and consider the proposals carefully. Thank you for your assistance.

Sincerely,

/s/George Putnam

George Putnam